================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

                                   ----------



             Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 1, 1998



                             CareMatrix Corporation
       --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Delaware                        0-19815                          04-3069586
------------------------------      ----------------------       -------------------------------
State or other jurisdiction of      Commission File Number       IRS Employer Identification No.
      incorporation



                                197 First Avenue
                          Needham, Massachusetts 02194
                  --------------------------------------------
                    (Address of principal executive offices)



                                 (781) 433-1000
                       -----------------------------------
                         (Registrant's telephone number,
                              including area code)


================================================================================

ITEM 5. Other Events.

     On September 1, 1998, CareMatrix Corporation ("CareMatrix") closed the acquisition of the equity interests of Robert Kaplan, Deborah Kaplan-Brooks, Barton Kaplan and Edward Kaplan (collectively, the "Sellers") in certain corporations and limited liability companies (the "Companies") pursuant to the Purchase Agreement dated July 13, 1998, as amended, among CareMatrix, a subsidiary of CareMatrix and the Sellers. The agreement, included as an exhibit hereto, provides for the purchase of all of the equity interests in the Companies, which own and operate assisted living facilities on Long Island, New York and in New Jersey. The closing on the one facility located in New Jersey provided for under the Purchase Agreement is pending subject to license transfer. Including the New Jersey facility, the acquisition price consists of approximately $105.7 million in cash and the assumption of approximately $43.9 million in debt of the Companies. The determination of the purchase price was based on CareMatrix's internal valuation which included an evaluation of the Companies' revenue, operating cash flow, market position and growth potential. Including the New Jersey Facility, the Companies include an aggregate of ten facilities with a capacity of 2,100 residents, seven of which are currently operational and three of which are in the development stage.

     In addition, CareMatrix has (i) provided to the Sellers options to purchase up to an aggregate of 400,000 shares of common stock of CareMatrix with an exercise price equal to $17.25 per share; (ii) entered into an Operating Agreement with the Sellers for the operation of the facilities by the Sellers until the earlier of two years or such time as CareMatrix has received the requisite licenses and approvals to operate the facilities, at an average annual fee of approximately $1,000,000; and (iii) entered into an arrangement whereby the Sellers have the right to put to CareMatrix and CareMatrix has the right to buy from the Sellers certain pharmacy and home health companies for the greater of $8 million or eight times net earnings before income taxes for a specified period prior to closing.

ITEM 7. Financial Statements and Exhibits

     (a) Financial statements of businesses acquired. The financial statements of the acquired companies have not been filed herewith and shall be filed by amendment not later than November 15, 1998.

     (b) Pro forma financial information. The required pro forma financial information has not been filed herewith and shall be filed by amendment not later than November 15, 1998.

     (C) Exhibits.

     Exhibit 2.1 Purchase agreement dated as of July 13, 1998 by and among CareMatrix, a subsidiary of CareMatrix and the Sellers. (Filed herewith)

     Exhibit 2.2  First Amendment to Purchase Agreement dated August 31,
                  1998 by and among CareMatrix, a subsidiary of CareMatrix and the Sellers. (Filed herewith)

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CAREMATRIX CORPORATION


                                              BY: /S/ Robert M. Kaufman
                                                  ------------------------------
                                                  Robert M. Kaufman
                                                  Chief Executive Officer

Dated: September 15, 1998